                                                                    Exhibit 23.7

                         CONSENT OF NOMINEE FOR DIRECTOR

         The undersigned nominee for director hereby consents to the disclosure under the caption "Management" in the Registration Statement on Form S-11 (the "Registration Statement") of Hines Real Estate Investment Trust, Inc., a Maryland real estate investment trust (the "Company"), that the undersigned has been nominated to serve as a director of the Company, effective upon the effective date of the Registration Statement.

Dated December 23, 2003

                                            Signed: /s/ STANLEY D. LEVY
                                                    -------------------
                                                    Stanley D. Levy